SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2006

Microtune, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-31029-40	75-2883117
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2201 Tenth Street, Plano, Texas	75074
(Address of principal executive offices)	(Zip Code)

(972) 673-1600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On July 27, 2006, Microtune, Inc. (the “Company”) issued a press release announcing its financial results for the quarter ended June 30, 2006 (the “Press Release”). A copy of the Press Release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The Company intends to review its financial results for the quarter ended June 30, 2006 during a related investors’ conference call and webcast to be held on July 27, 2006 at 4:00 P.M. Central Time/5:00 P.M. Eastern Time.

The Company reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP”). However, the Company has presented certain non-GAAP financial measures such as pro forma net income (loss) and pro forma net income (loss) per share in the Press Release and plans to present such information in the related investors’ conference call because management believes that these non-GAAP financial measures may provide users of this financial information with a more meaningful comparison between current results and prior reported results, and that such measures demonstrate the effect of certain non-cash expenses relating to stock-based compensation under SFAS No. 123 and SFAS No. 123R.

Pro forma net income (loss) and pro forma net income (loss) per share are not measures of financial performance under GAAP. They should not be considered in isolation or as indicators of the Company’s financial performance. Furthermore, they should not be seen as measures of liquidity or substitutes for comparable metrics prepared in accordance with GAAP. The information in the Press Release and the related investors’ conference call constitutes non-GAAP financial measures within the meaning of Regulation G adopted by the Securities and Exchange Commission. Accordingly, the Company has presented in the Press Release, and will present in other information it publishes that contains these non-GAAP financial measures, a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measure. This reconciliation (included in the Press Release) will be available on the Company’s website prior to the investors’ conference call.

To participate in the call, interested parties may dial 517-308-9001 (the pass code is “EARNINGS”). Alternatively, interested parties may also listen to the conference call on the Internet by accessing the Company’s website: www.microtune.com. A replay of the conference call will be available until August 10, 2006 on the Company’s website or by dialing 203-369-0326.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 2.02 and in the attached Exhibit 99.1 shall be deemed to be “furnished” and not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended.

Item 8.01 Other Events.

On July 27, 2006, the Company announced that the Audit Committee of its Board of Directors has self-initiated an internal review of the Company’s stock option grant practices. The Audit Committee is conducting this review with the assistance of independent legal counsel. The Audit Committee has not reached any conclusions at this time as this internal review remains ongoing.

At this time, the Company is unable to determine whether any accounting adjustments may be required or whether changes to its stock option grant practices or other remedial measures will be necessary as a result of the Audit Committee’s findings. The Company is working diligently to file its Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2006 by August 9, 2006, the deadline to file such report. However, due to the large amount of data being reviewed and the numerous testing procedures required, this internal review may not be completed by the filing deadline. The Company will not be in a position to comment on these matters until the Audit Committee has completed its review.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in the attached exhibit is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended.

Exhibit Number	Description

99.1	Press release, dated July 27, 2006, announcing the Company’s financial results for the quarter ended June 30, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Microtune, Inc.

By:	/s/ Jeffrey A. Kupp
Jeffrey A. Kupp
Chief Financial Officer

Date: July 27, 2006

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release, dated July 27, 2006, announcing the Company’s financial results for the quarter ended June 30, 2006.